Registration Nos. 333-174278 and 333-190908
As filed with the Securities and Exchange Commission on July 24, 2014

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PRANA BIOTECHNOLOGY LIMITED
 (Exact name of registrant as specified in its charter)
Australia (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)
ABN 37 080 699 065
Level 2, 369 Royal Parade, Parkville, Victoria 3052 Australia
Tel. +61-3-9349-4906
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
P.O. Box 885
Newark, Delaware 19715
Tel.  (302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Michael Quinert, Esq. Quinert Rodda & Associates Pty Ltd. Level 19, 500 Collins Street, Melbourne Vic 3000, Australia Tel: (61 3) 8676 0203 Fax: (61 3) 8676 0275	Steven J. Glusband, Esq. Guy Ben-Ami, Esq. Carter Ledyard & Milburn LLP 2 Wall Street New York, NY 10005 Tel: 212-238-8605 Fax: 212-732-3232

        Approximate date of commencement of proposed sale to the public: Not Applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to: (a) the Registration Statement on Form F-3 (No. 333-174278) initially filed with the Securities and Exchange Commission (the “Commission”) by Prana Biotechnology Limited (the “Registrant”) on May 17, 2011 (the “Initial Registration Statement”) relating to the registration by the Registrant of up to $50,000,000 of ordinary shares, warrants and debt securities (the “Initial Securities”); and (b) the registration statement on Form F-3 (No. 333-190908) filed with the Commission by the Registrant on August 30, 2013 (together with the Initial Registration Statement, the “Registration Statements”), relating to the registration of an additional $7,864,000 of ordinary shares (together with the Initial Securities, the “Securities”).

This Post-Effective Amendment No. 1 to the Registration Statements is being filed to deregister the $20,864,934  of unsold Securities under the Registration Statements as of June 30, 2014.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Melbourne, Australia, on the 24th day of July, 2014.

By:	/s/Geoffrey Kempler
Geoffrey Kempler
Chairman of the Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statements has been signed below by the following persons in the capacities indicated on July 24, 2014.

Signature	Title
/s/Geoffrey P. Kempler Geoffrey P. Kempler	Chairman of the Board of Directors and Chief Executive Officer
/s/Richard Revelins Richard Revelins /s/Lawrence Gozlan Lawrence Gozlan	Chief Financial and Accounting Officer Director
/s/Peter Marks Peter Marks	Director
/s/Brian D. Meltzer Brian D. Meltzer	Director
/s/George W. Mihaly George W. Mihaly	Director
/s/Ira Shoulson Ira Shoulson	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Post-Effective Amendment No. 1 to the Registration Statements, solely in the capacity of the duly authorized representative of Prana Biotechnology Limited in the United States, on this 24th day of July, 2014.

Puglisi & Associates By: /s/Donald J. Puglisi Name: Donald J. Puglisi Title: Managing Director

3